UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

STRYVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38785	87-1760117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Post Office Box 864 Frisco, TX	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 987-5130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SNAX	The Nasdaq Stock Market LLC
Warrants, each exercisable for Class A Common Stock	SNAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 10, 2025, Stryve Foods, Inc. (the “Company”) announced that its Special Meeting of Stockholders has been adjourned until January 31, 2025 at 9:00 AM Central Time in order to solicit additional proxies and allow stockholders additional time to vote on Proposal 1 and Proposal 2 set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on November 29, 2024 (the “2025 Special Meeting Proxy Statement”). At that time, the Special Meeting will be reconvened to vote on the proposals described in the 2025 Special Meeting Proxy Statement.

Both proposals received significant support based on the shares that have been voted by stockholders but have yet to reach a quorum of 50% of outstanding shares required to conduct business at the meeting. As of January 10, 2025, of 4,046,802 shares of our common stock outstanding as of the record date for the Special Meeting, 1,967,069 have voted. Of these votes, more than 80% were votes FOR Proposal 1 and Proposal 2*. We need an additional 56,333 shares to vote in order to establish a quorum at the meeting.

We are urging all stockholders to vote immediately for Proposal 1 and Proposal 2, which could allow Stryve access to additional financing. We intend to use the net proceeds from the potential exercise of the warrants for general corporate purposes. The Board of Directors has recommended that stockholders vote FOR Proposal 1 and Proposal 2.

If Proposal 1 and Proposal 2 are not approved, we will be obligated to incur additional management resources and expenses to call and hold a meeting every 60 days thereafter to seek such stockholder approval until the date stockholder approval is obtained. Additionally, the failure to obtain stockholder approval may discourage future investors from engaging in future financings with us. If we are not able to raise equity capital, it may limit our ability to execute on our business plan, which could adversely affect our financial performance, growth and ability to continue our operations. For additional information, prior to casting your vote, please review Proposal 1 and Proposal 2 in the 2025 Special Meeting Proxy Statement in its entirety.

Holders of shares of our common stock as of the close of business on the record date of November 22, 2024 who have not yet voted are encouraged to vote today by following the instructions you have previously received. No additional action is required for stockholders who have already voted.

The reconvened Special Meeting on January 31, 2025 will be a completely virtual meeting, conducted via live audio webcast on the Internet. Stockholders will be able to attend, vote at and submit questions during the reconvened Special Meeting on January 31, 2025 by visiting www.proxydocs.com/SNAX and entering the 16-digit control number included in their notice of internet availability of proxy materials, on their proxy card or in the instructions that accompanied their proxy materials.

* Based on the preliminary vote tabulation report as of January 10, 2025, which will change if stockholders revoke their proxies and/or change their votes and/or if additional stockholders vote their shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2025

STRYVE FOODS, INC.

By:	/s/ R. Alex Hawkins
Name:	R. Alex Hawkins
Title:	Chief Financial Officer